UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Team Health Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Associate FAQ

1.	What was announced?

•	We announced a definitive agreement to be acquired by funds affiliated with Blackstone, a leading global asset manager, and certain co-investors in a transaction valued at approximately $6.1 billion.

•	Following the completion of the transaction, which we expect to occur in the first quarter of 2017, TeamHealth will become a privately held company, which means we will no longer be traded on the New York Stock Exchange.

2.	Who is Blackstone?

•	Blackstone is one of the world’s leading investment firms and will be a tremendous capital partner for TeamHealth.

•	We believe that Blackstone, having previously served as our capital partner, understands us and the U.S. healthcare industry well and will work with us to create value for all our stakeholders over the long-term.

•	We believe Blackstone is sophisticated in its understanding of the U.S. healthcare industry and is focused on providing investment and growth capital to companies that it identifies as true leaders in the marketplace.

•	Blackstone has a well-earned reputation as a patient investor, helping companies grow core businesses, launch new initiatives, and upgrade infrastructure to meet their long-term strategies.

3.	Why are we partnering with Blackstone?

•	TeamHealth’s Board and management team carefully evaluated the transaction with the assistance of independent advisors and determined that this transaction is in the best interests of TeamHealth, including physicians, advanced practice clinicians, patients and employees, and maximizes value for our stockholders.

•	Blackstone is one of the world’s leading investment firms and as a prior investor in TeamHealth, we believe they know us and the U.S. healthcare industry well. We believe they are an ideal capital partner to help accelerate TeamHealth’s growth opportunities and fund our long-term initiatives.

•	Blackstone is focused on working closely with TeamHealth to achieve our strategic objectives and drive innovation and operational excellence in the context of the evolving U.S. healthcare market.

•	We continue to believe that TeamHealth is well positioned to leverage our national scale and functional expertise to drive higher quality patient care, operational efficiencies and physician satisfaction in the hospital-based and post-acute settings.

•	We also believe that operating as a private company with Blackstone’s support will allow TeamHealth to focus on our long-term mission as a leading provider of hospital and post-acute physician services without directing resources toward, or having to meet the requirements of, being a public company.

4.	What does the announcement mean for TeamHealth?

•	We have much to gain from this capital partnership and believe Blackstone’s investment is a testament to the underlying strength of the organization and the thousands of skilled clinicians who choose to be part of TeamHealth.

•	While this transaction will bring about a change in ownership, it does not change who we are and how we operate.

•	The Blackstone team has an outstanding reputation for investing in great businesses, like ours.

•	As our capital partner, Blackstone is excited to work with and support TeamHealth hospital partners and clinicians to navigate the evolving healthcare landscape while providing outstanding service to our patients.

5.	When will the transaction close?

•	The transaction is subject to the receipt of stockholder approval, regulatory approvals and other customary closing conditions, and is expected to close in the first quarter of 2017.

6.	Does this announcement have immediate effects on day-to-day operations at TeamHealth?

•	The announcement has no immediate effect on day-to-day operations and we expect it to be business as usual at TeamHealth.

•	It is important to remain focused on doing what we do best day in and day out—providing high quality care and safety for patients and better experiences for clinicians.

7.	How does this affect our clients?

•	We will continue to provide the excellent services our clients have come to expect from TeamHealth.

•	Together with Blackstone, we will continue to execute on our mission to perfect physicians’ ability to practice medicine, every day, in everything we do.

•	Our clients and their patients are and will continue to be our priority.

8.	Will our culture change?

•	While this transaction will bring about a change in ownership, it does not change who we are and how we operate.

•	Together with Blackstone, we will continue to execute on our core mission to perfect physicians’ ability to practice medicine, every day, in everything we do.

9.	When will I receive additional information on the transaction?

•	We are committed to keeping everyone up to date and will communicate as we reach new milestones.

10.	If I have further questions about the announcement, who should I ask?

•	If you have additional question or concerns, please consult your direct leader or email communications@teamhealth.com.

This communication includes “forward-looking statements,” as that term is defined by the federal securities laws. The forward-looking statements include statements concerning regulatory approvals and the expected timing, completion and effects of the proposed merger, our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. All forward-looking statements are based upon our current expectations and various assumptions, and apply only as of the date of this communication. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements.

Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the foregoing will be set forth in the proxy statement and the other relevant documents to be filed with the SEC and available free of charge at the SEC’s website at http://www.sec.gov. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 11, 2016.